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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 April 15, 1999



                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

         0-21168                                      13-3253392
 ------------------------                  ------------------------------------
 (Commission File Number)                  (IRS Employer Identification Number)

                  5 East 80th Street, New York, New York 10021
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               (Address of Principal Executive Offices) (Zip Code)




        Registrant's telephone number, including area code (212) 717-6544
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                               Page 1 of 25 pages

                         Exhibit Index located on page 6


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ITEM 5.  OTHER EVENTS

         Private Placement of 14% Senior Convertible Debentures

         On April 15, 1999, the Company issued an aggregate of $5,000,000 14% senior convertible debentures due April 15, 2002 (the "Debentures") in a private placement. Payments of interest on the outstanding principal amount of the Debentures are due on the earlier of the maturity date or upon any conversion of the Debentures into the Company's Common Stock. The accrued interest may be paid either in cash, shares of the Company's Common Stock or a combination of Common Stock and cash, at the option of the Company.

         The outstanding principal amount of the Debentures (together with accrued interest thereon) is not convertible until after the first anniversary of the closing. Thereafter, the Debentures are convertible into shares of Common Stock, at the option of the holder or holders thereof, at the conversion price of $5.00. However, at any time prior to April 14, 2000, such portion of the Debentures may be converted, at the option of the holder or holders thereof, as shall result in the issuance, upon such conversion, of not more than an aggregate of 200,000 shares of Common Stock. Subject to applicable securities laws, the holder or holders of such 200,000 shares, in the aggregate, may only sell not more than an aggregate of 50,000 shares of such Common Stock issued upon such conversion during any one month period ending prior to April 14, 2000.

         At any time after the 18 month anniversary of the closing, the Company may prepay the entire amount of the Debentures or any portion thereof for a prepayment price equal to the original principal amount of the Debentures plus all accrued and unpaid interest. At any time after the 18 month anniversary of the closing and prior to the Maturity Date, in the event the average closing bid price (as reported on the Nasdaq SmallCap Market or such other principal market or exchange on which the Common Stock is then traded) of the Company's Common Stock for any 10 consecutive trading days equals or exceeds $10.29, the Company can require conversion of the outstanding principal amount (together with accrued interest) of the Debentures into Common Stock at a conversion price of $5.00 per share.

         For as long as the Debentures are outstanding, the Company's obligation to pay the principal of and interest on the Debentures shall be senior in right of payment and priority to any current or future (i) obligations of the Company to commercial banks, institutional lenders or other lenders for borrowed money,
(ii) obligations of the Company to commercial banks, institutional lenders or other lenders under guarantees by the Company of obligations of wholly-owned subsidiaries of the Company to any such lenders and (iii) convertible preferred equity or convertible debt security issued by the Company.

         The Company is required to file a registration statement for all of the shares of Common Stock issuable upon the conversion of the outstanding principal amount of and accrued interest on the Debentures within 60 days of the closing, and to use best efforts to cause such registration statement to be effective within 120 days from the closing.

         An "Event of Default" under the Debentures means any of the following:
(i) failure by the Company to make any payment (whether principal, interest or otherwise) on the Debentures when due and such default continues for 10 days;
(ii) breach of any of the representations or warranties made by the Company in the Debentures or Subscription Agreement therefor, or in any written statements furnished by the Company in connection with the financing; (iii) the Company shall fail to perform its agreements or obligations under the Debentures or the Subscription Agreement and such failure shall continue for 30 days; (iv) the Company shall (1) make an assignment for the benefit of its creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator, custodian or receiver


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thereof, or for a substantial part of its property or business; (v) a trustee, liquidator, custodian or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; (vi) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within ninety (90) trading days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceeding or admit the material allegations of, or default in answering a petition filed in any such proceeding; or (vii) the Company shall dispose of all or substantially all of its assets in one or more transactions or shall redeem more than a de minimis amount of its outstanding shares of capital stock.

         Following the occurrence of any Event of Default which is not waived by the Debenture holders, the holders may accelerate the maturity of the Debentures, whereupon all principal and interest thereunder shall be immediately due and payable.

         Pursuant to Item 601(b)(4) of Regulation S-K promulgated under the Securities Act of 1933, the Company is filing the Subscription Agreement and Debenture as Exhibits 4.1 and 4.2, respectively, to this report.








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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

(c)      Exhibits:

  4.1 Subscription Agreement, dated April 15, 1999 between Chromatics Color Sciences International, Inc. and Gary W. Schreiner

  4.2 14% Senior Convertible Debenture, due April 15, 2002, in the original principal amount of $5,000,000.













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                                   SIGNATURES


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CHROMATICS COLOR SCIENCES
                                      INTERNATIONAL, INC.





                                      By: /s/ Darby S. Macfarlane
                                          ------------------------------
                                          Name:  Darby S. Macfarlane
                                          Title: Chief Executive Officer

Date:  April 30, 1999










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                                  EXHIBIT INDEX

Document                                                               Page No.
--------                                                               --------
  4.1    Subscription Agreement, dated April 15, 1999 between              7
         Chromatics Color Sciences International, Inc. and
         Gary W. Schreiner

  4.2    14% Senior Convertible Debenture, due April 15, 2002,            18
         in the original principal amount of $5,000,000.





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